                                                                    Exhibit 12.1




                          MEDIACOM LLC AND SUBSIDIARIES
           Calculation of the Deficiency of Earnings to Fixed Charges
                          (All dollar amounts in 000's)


                                                                        For the period   For the period
                                                                          January 1,     March 12, 1996
                                             Years Ended December 31,   1996 to March    to December 31,   Years Ended December 31,
                                                1994         1995          11, 1996          1996            1997           1998
                                             --------      --------     --------------   ---------------   --------        --------
Earnings:
 Loss from operations                        $  2,485      $  2,565      $    261          $  1,953        $  4,596        $ 39,790
 Add :
  Fixed charges                                  (878)         (935)         (201)           (1,528)         (4,829)        (24,460)
                                             --------      --------      --------          --------        --------        --------
Earnings, as adjusted                        $  1,607      $  1,630      $     60          $    425        $   (233)       $ 15,330
                                             ========      ========      ========          ========        ========        ========


Fixed Charges:
 Interest on debt                            $    878      $    935      $    201          $  1,528        $  4,829        $ 23,994
 Amortization of deferred financing costs          --            --            --                --              --             466
                                             --------      --------      --------          --------        --------        --------
Total fixed charges                          $    878      $    935      $    201          $  1,528        $  4,829        $ 24,460
                                             ========      ========      ========          ========        ========        ========


Deficiency of earnings to fixed charges      $  2,485      $  2,565      $    261          $  1,953        $  4,596        $ 39,790
                                             ========      ========      ========          ========        ========        ========